RESOLUTIONS

OF THE BENEFIT FINANCE COMMITTEE

OF APPVION, INC.

WHEREAS, pursuant to Section 11.01 of the Appvion, Inc. Retirement Plan (the “Plan”), Appvion, Inc. (the “Company’), by action of its Board of Directors (or its delegate), may amend the Plan in whole or in part, at any time or from time to time; and

WHEREAS, the Company desires to offer a lump sum distribution option for a limited period of time to certain employees who retired or terminated employment on or before June 30, 2014 and have not commenced receiving payment of their benefits under the Plan and to add a lump sum distribution option current employees covered by the Plan who retire or terminate employment on or after July 1, 2014; and

WHEREAS, the Board of Directors of the Company has directed the Benefit Finance Committee to adopt this amendment pursuant to delegation of authority granted by the Board of Directors of the Company;

NOW THEREFORE, it is:

RESOLVED, that the Appvion, Inc. Retirement Plan, as amended through December 16, 2013 (the “Plan”) is further amended as set forth below:

1. Effective September 1, 2014, Sections 5.08 through 5.10 of the Plan are deleted and the following Section 5.08 is substituted in their place:

5.08Special Retirement Enhancement Programs.  From time to time the Company may elect to offer enhanced retirement benefits to a limited group of participants for a limited period of time (a “Special Retirement Enhancement Program”).  Each Special Retirement Plan shall be described in Appendix C to the Plan.

2. Effective July 1, 2014, Section 7.05 is deleted and the following new Section 7.05 substituted in its place:

7.05Optional Forms of Payment.

(a)	75% or 100% Surviving Spouse Option.
(1)

The 75% or 100% surviving spouse option will provide a reduced monthly amount of Retirement Pension for the lifetime of the Participant and, at the time of the Participant’s death, for the continuance of 75% or 100% of such reduced monthly amount to the Participant’s Spouse, to be paid for the remainder of the Spouse’s lifetime, provided that such Spouse was married to the Participant on his Pension Commencement Date.

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(2)

With respect to the 100% Surviving Spouse Option, if a Participant other than (i) a Participant who has provided the Plan Administrator with a certificate of good health as of such Participant’s Pension Commencement Date, by a doctor satisfactory to the Plan Administrator, or (ii) a Participant who dies of accidental causes, dies within three (3) years after his Pension Commencement Date, such election shall be null and void as to any Beneficiary or the Participant’s estate and the Participant’s Spouse (if any) shall receive the benefit that would have been payable to the survivor under the Qualified Joint and Surviving Spouse Annuity form had no election been made hereunder.

(3)

If the Participant’s Spouse dies before his Pension Commencement Date, the Participant’s election of this option shall be null and void. If the Spouse dies before the Participant but after the Participant’s Pension Commencement Date no benefits will be payable under this option upon the death of the Participant, but the Participant’s Retirement Pension shall continue to be payable to him during his life in the reduced amount provided under the option.

(b)

Lump Sum Payment Option.  Effective with respect to distributions on or after December 1, 2014, Participants who terminate employment on or after July 1, 2014 may elect to receive their Retirement Pension in the form of a single lump sum payment.  The lump sum payment option shall provide a single lump sum payment of the Actuarial Value (determined by using the assumptions set forth in Section 1.07 of Appendix A to this Plan) of the Participant’s Retirement Pension otherwise payable in the normal form described in Section 7.01.  Notwithstanding the foregoing, in no event shall a lump sum payment under this subsection (b) exceed the limits set forth in Section 14.02(b).  The lump sum payment option described in this subsection (b) shall also be available to (i) Participants whose long term disability benefits under the Company’s long term disability plan terminate on or after July 1, 2014 and (ii) Participants whose Retirement Pensions are subject to a domestic relations order determined to constitute a Qualified Domestic Relations Order by the Plan Administrator, provided that such a Participant terminated employment on or after July 1, 2014.

3. Effective July 1, 2014, the following subsection (c) is added to Section 7.06:
(a)

If a former Participant who has received a distribution of his Retirement Pension in a single lump sum is rehired by the Company, upon the subsequent termination of employment such Participant’s Retirement Pension shall be determined under Article 5 on the basis of such Participant’s total Years of Benefit Service as of the subsequent termination date, and shall then be reduced by an offset equal to the Actuarial Value of amounts previously received by such Participant.

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4. Effective September 1, 2014, the following sentence is added to Section 9.02(a)(1):

Notwithstanding any provision of the Plan to the contrary, effective September 1, 2014, the Benefit Finance Committee shall be the Administrative Named Fiduciary and Plan Administrator of the Plan and shall have authority to control and manage the operation and administration of the Plan.

5. Effective September 1, 2014, the following sentence is added to subsection (1) of Section 1.06 of Appendix A:

Effective for distributions pursuant to Section 7.07 of the Plan during the period beginning September 1, 2014 and ending December 31, 2015, the “applicable interest rate” referred to in the preceding sentence shall mean either (x) the applicable interest rate defined in Code §417(e)(3)(C) for the December preceding the first day of the Plan Year or (y) the applicable interest rate defined in Code §417(e)(3)(C) for the September preceding the first day of the Plan Year, whichever produces the larger lump sum.

6. Effective July 1, 2014, subsection (1) of Section 1.07 of Appendix A is amended to read as follows:
(1)	Interest: The applicable interest rate as defined in Code §417(e)(3)(C) for the September preceding the first day of the Plan Year.
7. Effective September 1, 2014, Appendix C is added to the Plan in the form attached hereto.
8. Except as set forth above, the Plan is ratified and confirmed in its entirety.

IN WITNESS WHEREOF, the undersigned, being all of the members of the Benefit Finance Committee, to evidence their consent to taking the foregoing actions by written consent in lieu of a meeting, have caused the above amendments to be adopted as of the date last entered below, and direct that they be placed with the minutes of the Committee.

Committee MemberDate

/s/ Thomas J. FerreeAugust 27, 2014

Thomas J. Ferree

/s/ Jeffrey FletcherAugust 27, 2014

Jeffrey Fletcher

/s/ Kerry S. ArentAugust 27, 2014

Kerry S. Arent

/s/ Matthew VostersAugust 27, 2014

Matthew Vosters

* * * * *

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APPVION, INC. RETIREMENT PLAN

(As Amended Through December 16, 2013)

APPENDIX C

Special Retirement Enhancement Programs

8.01	Effective Date. Unless otherwise specified herein, the provisions of this Appendix C shall be effective as of September 1, 2014.
8.02	1997 Special Retirement Enhancement Program.
(a)

Eligible Employees who are employed by Newton Falls Inc., as of July 21, 1997, and who, as of December 31, 1997, have or will have accrued not fewer than ten (10) years of Vesting Service and are or will be not less than age fifty-five (55) as of December 31, 1997, shall be eligible to receive a Retirement Pension under this Section 5.08 if, and only if, they elect, during the period commencing July 21, 1997, and ending September 8, 1997, voluntarily to retire from the service of the Company.  Such election shall be on a form and in the manner prescribed by the Plan Administrator.

(b)

A Participant who makes an election described in subsection (a) above shall receive the following enhancements to the Retirement Pension with respect to which such Participant is otherwise entitled under the Plan:

(1)	three (3) Years of Benefit Service shall be added to the Participant’s accrued benefit (credited as of October 1, 1997);
(2)	the reduction for commencement prior to Normal Retirement Age specified in Section 5.02(b)(2), to the extent otherwise applicable, shall be waived.
8.03	1999 Special Retirement Enhancement Program (Newton Falls, Harrisburg Plant).
(a)	This Section 1.03 shall apply to the following classifications of Participants:
(1)

A Participant who is actively employed at the Harrisburg Plant of the Company on September 29, 1999 (“Harrisburg Participant”), and who, as of December 31, 2000, has or will have accrued not fewer than five (5) years of Vesting Service and is no less than age fifty (50) years of age; and

(2)

A Participant who is actively employed by Newton Falls Inc. on October 13, 1999 (“Newton Falls Participant”), and who, as of July 31, 2000, has or will have accrued not fewer than five (5) years of Vesting Service and is not less than fifty (50) years of age.

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(b)

If a Harrisburg Participant or a Newton Falls Participant elects, during a fixed period of time established by the Company with respect to the applicable class of Participants, voluntarily to retire from the service of the Company, such Participant shall be eligible to receive a Retirement Pension under this Section 1.03 in lieu of any other Retirement Pension provided under Article 5 of the Plan.  Such election shall be made on a form and in the manner prescribed by the Plan Administrator.

(c)

A Participant who makes an election described in subsection (b) above shall receive the following enhancements to the Retirement Pension such Participant is otherwise entitled to receive under the Plan:

(1)

Five (5) Years shall be added to the Participant’s accrued Years of Benefit Service, not to exceed 35 years of Benefit Service in any event (to be credited as of the Participant’s Retirement Date).  For purposes of this Section 1.03, a Participant’s “Retirement Date” shall be the first day of the month coincident with or next following the Participant’s actual Termination of Employment with the Company;

(2)	An option to elect immediate commencement of Retirement Pension effective as of the Participant’s Retirement Date shall be granted; and
(3)

The reduction for commencement prior to Normal Retirement Age specified in Section 5.02(b)(2) Table A, to the extent otherwise applicable, shall be waived.  For a Retirement Pension that commences prior to age 55, there shall be a reduction in the Participant’s Retirement Pension equal to three percent (3%) per year to the Participant’s actual pension commencement date (adjusted by straight line interpolation for ages that are not integral).

(d)

An election made under subsection (a) above shall be effective December 31, 2000 for Newton Falls Participants, and June 30, 2001 for Harrisburg Participants, unless an earlier Retirement Date is agreed in writing by and between the electing Participant and the Plan Administrator.

8.04	2000 Special Retirement Enhancement Program (All locations, except Harrisburg and Newton Falls).
(a)

This Section 1.04 shall apply to certain Participants assigned to specified jobs or departments within the Company (as determined by the Company in its sole discretion) who are actively employed by the Company on January 1, 2000, except those identified as a Harrisburg Participant or a Newton Falls Participant in Plan Section 1.04 above, who, as of December 31, 2000, have or will have accrued not fewer than five (5) years of Vesting Service and are no less than fifty (50) years of age.

(b)

If a Participant covered by this Section 1.04 elects, during a fixed period of time established by the Company, voluntarily to retire from the service of the Company, such Participant shall be eligible to receive a Retirement Pension under this Section 1.04 in lieu of any other Retirement Pension provided under Article 5 of the Plan.  Such election shall be made on a form and in the manner prescribed by the Plan Administrator.

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(c)

A Participant who makes an election described in subsection (b) above shall receive the following enhancements to the Retirement Pension such Participant is otherwise entitled to receive under the Plan:

(1)

Five (5) Years shall be added to the Participant’s accrued Years of Benefit Service, not to exceed 35 years of Benefit Service in any event (to be credited as of the Participant’s Retirement Date).  For purposes of this Section 1.04, a Participant’s “Retirement Date” shall be the first day of the month coincident with or next following the Participant’s actual Termination of Employment with the Company;

(2)	An option to elect immediate commencement of Retirement Pension effective as of the Participant’s Retirement Date shall be granted; and
(3)

The reduction for commencement prior to Normal Retirement Age specified in Section 5.02(b)(2) Table A, to the extent otherwise applicable, shall be waived.  For a Retirement Pension that commences prior to age 55, there shall be a reduction in the Participant’s Retirement Pension equal to three percent (3%) per year to the Participant’s actual pension commencement date (adjusted by straight line interpolation for ages that are not integral).

(d)

An election made under subsection (a) above shall be effective December 31, 2000, unless an earlier Retirement Date is agreed in writing by and between the electing Participant and the Plan Administrator.

8.05	2014 Lump Sum Distribution Program.
(a)	This Section 1.05 shall apply shall apply to Participants who terminated employment on or before June 30, 2014 (“Section 1.05 Participant”) excluding the following:
(1)	Any Participant currently receiving payments of his Retirement Pension pursuant to Article 5 of the Plan;
(2)	Any Participant who attained his Normal Retirement Date prior to November 30, 2014;
(3)	Any Participant whose Retirement Pension is subject to an assignment pursuant to a Qualified Domestic Relations Order as described in Section 7.11 of the Plan;
(4)	Any Participant with respect to whom the Plan Administrator received a domestic relations order submitted for qualification pursuant to Section 7.11 on or prior to June 30, 2014;
(5)	Any Surviving Spouse entitled to a Special Spouse Benefit under Section 6.02 of the Plan or a Pre-Retirement Surviving Annuity under Section 6.03 of the Plan;
(6)	Any Participant currently receiving long term disability benefits under the Company’s long term disability plan; and

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(7)

Any Participant for whom the Company determines it is not administratively feasible to offer a lump sum payment election under the 2014 Lump Sum Distribution Program, such as Participants the Company is unable to locate after a diligent search, and Participants for whom the Company is unable to determine the Retirement Pension based on data available as of June 30, 2014.

(b)

During the period beginning September 9, 2014 and ending October 20, 2014, a Participant covered by this Section 1.05 may elect to receive his Retirement Pension in the form of a single lump sum equal to the Actuarial Value of his Retirement Pension determined as of his Normal Retirement Date in accordance with subsection (c) below, without taking into account any subsidy for an Early Retirement Pension described in Section 5.02 of the Plan.

(c)

For purposes of this Section 1.05 the Actuarial Value of a Retirement Pension shall be calculated using the applicable interest rate defined in Code §417(e)(3)(C), for the September preceding the first day of the Plan Year and the applicable mortality table defined in Code §417(e)(3)(B). Notwithstanding the foregoing, in no event shall a lump sum payment under this Section 1.05 exceed the limits set forth in Section 14.02(b) of the Plan.

(d)	A lump sum payment elected pursuant to subsection (b) above shall be paid as soon as practicable following November 30, 2014.

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